UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
500 Office Road, Lahaina, Maui, Hawaii 96761
(Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 27, 2026, Maui Land & Pineapple Company, Inc., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement and Escrow Instructions (the “Purchase Agreement”) with DC Kapalua 1 Property, LLC, a Delaware corporation, (the “Buyer”), pursuant to which the Company agrees to sell to the Buyer certain real property (the “Property”) located in Kapalua, Maui, Hawaii, consisting of (i) 8.783 acres of land (“Lot 2-D”), and (ii) up to 3.5 acres of an adjacent land parcel (the “Additional Land”).

“We are excited to have selected a buyer who shares our vision for a thriving Kapalua village center.” said Race Randle, CEO of Maui Land & Pineapple Co. “We look forward to supporting the buyer as they engage with the community and complete their planning efforts to enhance the vibrancy of the Kapalua Resort”

The purchase price is $10,000,000 for Lot 2-D, plus an additional cost of $1,138,565 per acre of the Additional Land. The terms of the Purchase Agreement include a 90-day due diligence period (the “Due Diligence Period”) during which time Buyer shall determine whether the Property is suitable for its planned development. Before the end of the Due Diligence Period, Buyer shall notify the Company in writing (the “Acceptance Notice”) of its acceptance of the condition of the Property (the “Acceptance Date”). Following the delivery of the Acceptance Notice, Buyer shall pursue all governmental approvals required for its planned development of the Property. If the required approvals are not secured, either party may terminate the Purchase Agreement.

The Purchase Agreement requires Buyer to make customary earnest money deposits to escrow, portions of which become nonrefundable based on the amount of time elapsed from the Acceptance Date. If Buyer terminates the Purchase Agreement or fails to deliver the Acceptance Notice before the Due Diligence Period expires, all deposits will be refunded to Buyer.

In addition to the sale of the Property, the Purchase Agreement provides for (i) a non-exclusive license to use certain trademarks held by the Company, (ii) a master lease from the Buyer to Company of new street front retail space in Kapalua Village, and (iii) access to certain amenities provided by Buyer to Kapalua Club members.

The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission on or before August 14, 2026.

Forward-Looking Statements. Any statements contained in this Current Report on Form 8-K that refer to events that may occur in the future or other non-historical matters are forward-looking statements. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. These forward-looking statements are based on the Company’s expectations as of the date of this report and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. Actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: (1) conditions to the closing of the transaction may not be satisfied; (2) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; and (3) the failure of the transaction to close for any other reason. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: June 2, 2026	By:	/s/ WADE K. KODAMA
Wade K. Kodama
Chief Financial Officer